SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2010

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201, Petoskey, MI 49770
(Address of Principal Executive Offices) (Zip Code)

(231) 347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As disclosed in the current report on Form 8-K filed by Rotate Black, Inc. (the “Company”) on April 27, 2010, the Company entered into a letter of intent (the “LOI”) on February 2, 2010, with the Chapter 11 Trustee of Cruise Holding II, LLC to purchase the gaming vessel “The Big Easy” for $3,000,000.  Pursuant to the LOI, the Company paid a cash deposit of $125,000 and issued a note in the amount of $125,000.  The LOI provided for a closing no later than March 15, 2010, subject to a single extension of 30 days, at the election of the Company upon a payment to the Trustee of an additional cash deposit of $50,000 which was made on March 14, 2010.

On April 20, 2010 the Company entered into an agreement with the Trustee to extend the closing date to on or before June 1, 2010 for an additional cash payment of $275,000.  In consideration of the extension, the Company remitted a total of One Hundred Seventy-Five Thousand Dollars ($175,000) as of April 21, 2010. Additional payments on May 1, 2010 of Fifty Thousand Dollars ($50,000) and May 14, 2010 of Fifty Thousand Dollars ($50,000) also were required.  A portion of these payments were to be used as a down payment on the vessel and a portion would be used to retire the note.

On June 10, 2010, the Company entered into an Offer to Purchase and Sales Agreement (the “Purchase Agreement”) with the seller of The Big Easy, Cruise Holdings II, LLC (“Seller”).  Pursuant to the Purchase Agreement, as full consideration for the acquisition of The Big Easy, the Company issued a Promissory Note to Seller in the amount of $2,975,000 (the “Secured Note”); delivered to Seller the Preferred Mortgage to secure the Secured Note; and issued to Seller an unsecured Promissory Note (the “Unsecured Note”) in the amount of $600,000. The closing of the transaction was approved by the Bankruptcy Court on June 11, 2010.

The Company issued a Press Release in connection with the closing, a copy of which is filed herewith as Exhibit 99.1.

The Secured Note requires interest payments of $35,000 per month for 12 months and the Secured Note matures entirely on June 10, 2011.  Interest on the Secured Note accrues at the rate of 14.5% per annum.  After a default (or maturity), if the Secured Note remains unpaid, the interest rate increases to 20%. The Secured Note is cross-defaulted with the Unsecured Note and is secured by the Preferred Mortgage, which has been filed as a first perfected lien against the vessel.

Interest on the Unsecured Note accrues at the rate of 14.5% per annum.  The Unsecured Note is cross-defaulted with the Secured Note. Monthly payment under the Unsecured Noted are in the amount of 2% of monthly gross gaming revenues from the operation of the vessel and the Unsecured Note matures on the 1st anniversary of the date that the vessel opens for gaming business. However, if the vessel does not open for gaming business on or before June 10, 2011, the Unsecured Note will matter on June 11, 2012.  After a default (or maturity), if the Unsecured Note remains unpaid, the interest rate increases to 20% and the monthly payment of gaming revenues is at the rate of 4%.

John Paulsen, the Company’s Chief Executive Officer, personally guaranteed the payment of the Secured Note and the Unsecured Note pursuant to an Unconditional Guaranty delivered contemporaneously with such notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (d)   Exhibits

Exhibit No.	Description
10.1	Offer to Purchase and Sale Agreement, dated June 10, 2010.
10.2	(Secured) Promissory Note in the amount of $2,975,000, issued by the Company on June 10, 2010.
10.3	Preferred Mortgage, delivered by the Company on June 10, 2010.
10.4	(Unsecured) Promissory Note, in the amount of $600,000, issued by the Company on June 10, 2010.
10.5	Unconditional Guaranty from John Paulsen, dated June 11, 2010.
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: June 16, 2010	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer

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